EXHIBIT 5.1

                                   LAW OFFICES
               LIPPENBERGER, THOMPSON, WELCH, SOROKO & GILBERT LLP
                              201 TAMAL VISTA BLVD.
                           CORTE MADERA, CA 94925-1110
                                 (415) 927-5200


                                                                   FACSIMILE
                                                                  (415) 927-5210

                                                            SAN FRANCISCO OFFICE
                                                                  (415) 262-1200

                                December 17, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

    Re:   BioTime, Inc.
       Registration Statement on Form S-3

Ladies/Gentlemen:

    We are counsel to BioTime, Inc. (the "Company") in connection with the offer and sale of up to 1,673,569 Common Shares (the "Shares") including 844,730 shares that are presently issued and outstanding and 876,657 shares issuable upon the exercise of certain warrants (the "Warrants"). The Warrants and Shares are being registered under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-3.

    We are of the opinion that the Warrants are legally and validly issued and outstanding and constitute binding obligations of BioTime, enforceable in accordance with their terms. We are also of the opinion that the Shares presently outstanding are legally and validly issued, fully paid and nonassessable. We are also of the opinion that when the Shares are issued and sold upon the exercise of the Warrants, in accordance with the terms and provisions of the Warrants, the Shares will be legally and validly issued and outstanding, fully paid and nonassessable.

    The foregoing opinion is limited to the laws of the State of California and the Federal laws of the United States of America.

    We hereby consent to the use of our opinion in the Registration Statement.

                  Very truly yours,

                  Lippenberger, Thompson, Welch, Soroko & Gilbert LLP